                                                                EXHIBIT 10.84

                                         LEASE

1.   PARTIES.
     This Lease is made and entered into as of the ___ day of ______________ (hereafter called the "Effective Date") by and between OZBURN-HESSEY STORAGE CO., (hereafter called "Lessor"), a Tennessee corporation with its principal office in Nashville, Tennessee, and UNITED STATIONERS SUPPLY CO., an Illinois corporation with its principal office at 2200 East Golf Road, Des Plaines, Illinois 60016 (hereafter called "Lessee").

2.   PREMISES.
     (a) The Lessor for and in consideration of the covenants, conditions, agreements and stipulations herein contained, does hereby lease unto the Lessee, and the Lessee does hereby take and hire from the Lessor, those certain premises (hereafter called the "Premises") identified and described as follows:

          191,250 square feet of the Mid-South Logistec Center, (hereafter referred to as the "Project") at 455 Industrial Blvd., LaVergne, Tennessee, as shown on Exhibit A.

     (b) To have and to hold the same, subject to the conditions herein contained for the lawful operation thereon of Lessee's normal business operations of warehousing and distribution. Lessee shall not engage in any other business on the Premises without the prior written consent of Lessor.

3.   TERM.
     (a) The term of this Lease shall be for the period of ten (10) years and three (3) months. The commencement date is February 1, 1998 and the termination date is April 30, 2008.

     (b) Lessee shall be entitled to possession of the Premises commencing February 1, 1998 for the purpose of installing its racking system, wire guidance system, trade fixtures and equipment, and for receipt of merchandise inventory. If for any reason other than the fault of Lessee possession of the Premises for such purposes is delayed beyond March 1, 1998, Lessee's Rental shall be abated for two days for each day of delay after March 1, 1998.

4.   RENTAL.
     Lessee agrees and covenants to pay as rental for said Premises (i) the sum of $583,312.50 per year for each of the first five years of the Lease Term, payable in monthly installments of $48,609.38 for each month of the first five years of the initial term of this Lease commencing May 1, 1998, and (ii) the sum of $659,812.50 per year for each of the next five years of the Lease Term, payable in monthly installments of $54,984.38 for each month commencing May 1, 2003. For the period from February 1, 1998 through April 30, 1998, Lessee shall not be required to pay any rental pursuant to this paragraph

     4, nor shall Lessee be responsible for any portion of the Utilities pursuant to paragraph 10, the Real Estate Taxes pursuant to paragraph 24, or the Common Area Maintenance costs pursuant to paragraph 25.

     (a) Rent shall commence on May 1, 1998, with the first payment for the month of May 1998 due on lease execution, and due thereafter on the first day of each month commencing June 1, 1998 until the expiration of the term hereof, as extended, except that if the beginning or ending months are not whole, then only the prorata portion of that month's rent shall be paid for said month. The total rent due upon each due date shall be paid in full to Lessor by Lessee in lawful money of the United States by check or draft payable to the order of Lessor and mailed to Lessor at 633 THOMPSON LANE, NASHVILLE TN 37204. ATTENTION: GARY KIMBALL unless Lessee shall otherwise direct in writing, and no setoff or counter claims may be deducted by Lessee from the rentals due.

     (b) If Lessee fails to pay rent when due or if Lessee's rent payment is not accepted by Lessor's Bank, Lessor, after providing Lessee with ten (10) days advance written notice of the failure to receive rent or the bank's rejection of the rent payment, may if such default is not cured within such ten (10) day period, assess Lessee a late charge in the amount of five percent (5%) of the payment due Lessor.

5.   REPAIRS.
     (a) Lessor shall, at its own cost and expense, maintain in good working order, condition and repair, the roof, structural elements of the floor, driveways, parking lot, foundation and exterior walls (not including doors, windows and floors), interior stress bearing walls and columns, landscaping and grounds surrounding the Premises, gutters, downspouts, concealed and underground plumbing, sewage and electrical systems; however, Lessor shall not be obligated to make any repairs of those portions of the Premises that it is obligated to maintain unless it shall be notified in writing by Lessee, and Lessor shall then have a reasonable period of time to make such repairs; provided further, however, that Lessee and not Lessor shall be responsible for making any such repairs occasioned by the acts of Lessee, its employees (whether or not acting within the scope of their employment), invitees, permitted assignees, permitted subtenants, or licensees. If Lessor fails to maintain, repair or replace the Premises as required by this paragraph 5, Lessee may, upon ten (10) days prior written notice to Lessor (except no notice shall be required in the case of an emergency) perform such maintenance or repair (including replacement, as needed) on behalf of Lessor. In such case, Lessor shall reimburse Lessee for all reasonable, direct costs incurred in performing such maintenance or repair promptly following receipt of appropriate documentation of such costs. Lessor shall not be liable for any damage or loss occasioned by Lessor's failure to repair portions of the Premises which it has covenanted to maintain until after Lessor has received written demand from Lessee to make the repair. Lessor shall, however, indemnify and hold harmless Lessee against any and all costs, claims or liability arising from Lessor's failure to make timely repairs after receiving such written notice from Lessee.

     (b) Lessee shall, at its own expense and without notice from Lessor, keep and maintain (including replacement, as needed) in good repair the entire Premises, other than those portions for which Lessor shall be responsible as set forth above. Lessee's obligations shall extend to doors, windows, floors, interior (non-stress bearing walls, ceilings, ducts, utilities, air conditioning, heating, lighting, plate glass, plumbing, sprinkler system, and electrical wiring, and also including the loading dock, and the cleaning, and sweeping, removal of snow and ice from walks, stairs and steps, removal of trash and rubbish, etc., of those areas of the Premises under Lessee's control, but this enumeration shall not be treated as a limitation of Lessee's obligations with respect to the care of the Premises.

     (c) Lessee shall, at its own expense, promptly comply with all lawful orders, regulations, ordinances and statutes of all municipal, county, state and federal authorities affecting the Premises by virtue of Lessee's occupancy or use thereof.

     (d) Lessee shall, at its own cost and expense, obtain and maintain any and all permits and licenses necessary for its use of and business operations at the Premises. Lessee shall not permit, perform or carry on any practices which may cause injury or damage to the Premises, produce any objectionable or unpleasant smoke, dust gas, fumes, odors, noise or vibrations to emanate from the Premises, nor take or permit any other actions which would constitute a nuisance or menace to neighboring landowners or their tenant, as determined by a court of competent jurisdiction. Without Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall not receive, store or otherwise handle any product, material or merchandise which is explosive. Lessee shall not use or permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render invalid Lessor's insurance on the Premises or Lessee's liability insurance for its operation on the Premises or cause the State Board of Insurance or other insurance regulatory authority to disallow any sprinkler credits. Lessee shall not use the Premises for any unlawful purpose.

6.   IMPROVEMENTS TO BE MADE, AND DELIVERY OF PREMISES.

     Lessor is to make improvements, as generally described on Lessor's Proposal To Lease Industrial Space dated October 1, 1997, and/or as set forth on a separate Exhibit "B" which shall be attached and initialed by each party setting out the agreed improvements. Lessor shall make such improvements prior to March 1, 1998, and shall warrant its work for the term of the Lease. Lessor and Lessee acknowledge that the Premises shall be acceptable when such improvements are substantially complete.

     Lessor warrants to Lessee that (a) the Project and (b) that portion of the Premises already constructed and to be constructed by Lessor or Lessor's contractor, have been or will be constructed and operated in a first-class manner, in full compliance with all governmental regulations, ordinances, and laws existing at the time of construction, including, but not limited to, laws pertaining to disabled access (See Paragraph 9) and laws pertaining to Hazardous Substances ("Applicable Laws"), in order to make the Project and the Premises suitable for warehousing and distribution purposes. Lessor will be responsible for making all alterations and repairs to the Project and the Premises at its cost, which shall not be included as Common Area Maintenance expenses (as described in Paragraph 25 of this Lease), resulting from or necessitated by the failure of Lessor to comply with the Applicable Laws.


7.   ENVIRONMENTAL PROVISIONS.
     The term "Hazardous Substance" as used in the Lease shall mean pollutants, contaminants, petroleum or petroleum products, toxic or hazardous wastes, or any other substances, (Including without limitation, asbestos and raw materials which include hazardous constituents) the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental laws," which term shall mean any federal, state or local law, regulation or ordinance relating to pollution or protection of the environment, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund, Amendment and Reauthorized Act of 1986, the Resource and Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, and all state environmental laws.

     (a)  Lessee hereby agrees that:
          (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of its business activities provided said activities are conducted in accordance with all Environmental Laws;
          (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Lessee's business, provided such materials are properly stored in a manner and location meeting all Environmental laws;
          (iii)   no portion of the Premises will be used as landfill or dump;
          (iv) Lessee will not use or install any underground tanks of any type;
          (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance, except with regard to any Hazardous Substances located or discovered off the Premises that have migrated or leached onto the Premises from adjacent property through no fault of Lessee;
          (vi) Lessee will not permit any Hazardous Substances to be brought onto, stored, processed, disposed of; released, discharged from (including ground water contamination) or otherwise handled on the Premises, except for those used in the ordinary course of Lessee's business activities, and if so brought or found located thereon, the same shall be immediately removed by Lessee with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessee shall immediately notify Lessor should Lessee become aware of any Hazardous Substance located on the Premises or Project in violation of Environmental Laws or this lease or other environmental problem or liability with respect to the Premises or Project. If, at any time during or after the term of the Lease, the Premises or Project are found to be so contaminated or subject to said conditions, and such contamination or conditions are shown to have been caused by Lessee, its employees, agents, contractors, licensees permitees, invitees, or guests, then Lessee shall indemnify and hold Lessor (and any mortgagee or trustee under any deed of trust or mortgage on the Premises or Project) harmless from all claims, demands, actions, liabilities, costs (including attorney fees), expenses, damages and obligations that directly result from the use of the Premises by Lessee.

     (b) Except for conditions, if any, resulting from Lessee's occupation or use of the Premises pursuant to the Prior lease, Lessor represents and warrants to Lessee, to the best of Lessor's knowledge as of the Effective Date, as follows:

          (i) Lessor has maintained the Premises in compliance with all Environmental Laws;
          (ii) No Hazardous Substances have been disposed of; discharged, released or spilled on the Premises in violation of any Environmental Laws during Lessor's ownership, operation or occupancy of the Premises;
          (iii) The Premises have not been used for any dumping or land filling activities during Lessor's ownership, operation or occupancy of the Premises; and,
          (iv) No underground storage tanks are or have been present on the Premises during Lessor's ownership, operation or occupancy of the Premises.

     (c) Except as provided to the contrary in paragraph 7(b), Lessor shall unconditionally and irrevocably indemnify, hold harmless and defend Lessee, its employees, officers, directors, shareholders, successors and assigns, from and against any loss, liability, claim, suit, demand, damage, penalty, fine, cost or expense (including, without limitation, reasonable attorneys' and consultants' fees) of whatever kind or nature, whether arising on, before or after the Effective Date of this Lease, arising out of or resulting from or in any way related to:

          (i) The breach of any environmental representation or warranty contained in paragraph 7(b) of this Lease;
          (ii) The presence, leakage, spillage, discharge or release of any Hazardous Substances on or from the Premises unless caused by Lessee; and,
          (iii) Any violation or alleged violation of any Environmental Laws, demands or orders of any governmental authority pertaining to the presence, leakage, spillage, discharge or release of any Hazardous Substance on or from the Premises unless caused by Lessee.

          In no event shall Lessor be obligated to indemnify, defend or hold harmless Lessee against the results of Lessee's breach of its obligations under paragraph 7(a) or otherwise against the results of Lessee's violation of the Environmental Laws.
     (d) Paragraphs 7(a), 7(b), 7(c), and 7(d) shall survive the expiration or earlier termination of this Lease

8.   ALTERATIONS.
     Lessee may, with the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, make such alterations, changes and improvements to the Premises, as Lessee deems necessary and advisable, at Lessee's own cost and expense, so long as the structural strength of the building is not affected thereby. All such alterations, changes and improvements made by the Lessee shall comply with all laws, ordinances rules, building codes and regulations applicable thereto, and upon completion shall remain upon, and be surrendered with, the Premises at the termination of this Lease. Lessee agrees that should it make any alterations, additions, replacements or improvements to the Premises, it will not be acting as agent or servant of Lessor and that it will promptly pay the cost or expense for same and shall forthwith pay and discharge all liens, obligations and encumbrances of any kind and nature whatsoever which shall attach to, be filed against or imposed upon the Premises by reason of such alterations, changes, additions, replacements and improvements.

9.   AMERICANS WITH DISABILITIES ACT.
     (a) Except for any alterations, changes or improvements to the Premises made by Lessee, Lessor shall, at Lessor's sole cost and expense, comply with all applicable provisions of the Americans with Disabilities Act of 1990 and all amendments thereto and all regulations promulgated thereunder (collectively "ADA"), including, but not limited to, any required modifications or alterations of the Premises required by ADA in connection with the use of the Premises as a warehouse.

     (b) Lessor shall reimburse, defend and indemnify and hold Lessee, its agents and employees, harmless from and against any and all claims, losses, liabilities, damages, costs, and expenses, including reasonable attorneys' fees and costs, arising out of or related to any failure on the part of Lessor to maintain, modify or alter the Premises in accordance with its obligations under paragraph 9(a) of this Lease; provided, however, Lessor's obligations under this paragraph 9(b) shall not arise unless and until Lessee:

          (i) gives Lessor timely written notice of the existence of any such claim or alleged liability but, in any event, not later than fifteen (15) days following Lessee's first receipt of any written demand, notice, or service of process asserting such claim or alleged liability;
          (ii) tenders to Lessor the defense of such claim or alleged liability, along with the right of settlement;
          (iii) reasonably cooperates with Lessor in the defense or settlement of such claim or alleged liability.


10.  UTILITIES.
     Lessee agrees, at its own cost and expense, to pay the cost of electricity, gas, water, sewer, garbage, metering charges, sprinkler fees and other public utilities and services used or consumed by the Lessee in or on the Premises, without liability on the part of Lessor.

11.  SIGNS
     Lessee shall not be permitted to paint, place, erect or cause to be painted, placed or erected any sign or flag on the roof or the front, back or side portions of the building, or on the grounds of the Premises (except as provided in Exhibit C, attached hereto) without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. At or prior to the expiration of this Lease, or any extension thereof, Lessee shall remove all signs or flags so painted, placed or erected, and shall restore the walls and other portions of the Premises to which any of said signs or flags were attached to their original condition, ordinary wear and tear excepted.

12.  SURRENDER OF POSSESSION.
     Upon termination of this Lease, by expiration or otherwise, Lessee will peaceably and quietly leave and surrender the Premises in as good condition as they now are or may be after making alterations, additions or improvements as herein permitted, ordinary wear and tear, loss by fire, casualty and causes beyond Lessee's control excepted.

13.  LIABILITY.
     (a) Lessee shall save Lessor free and harmless from all liability for injury to any person or persons, firm or corporation, or for the resultant effect of any injury to any person or persons, firm or corporation, occurring on the Premises, or arising out of any accident or other occurrence on the Premises causing injuries to any person or persons, firm or corporation whatsoever, and due directly or indirectly to the use of said Premises or any part thereof by Lessee; unless caused by Lessor's sole negligence or the sole negligence of Lessor's employees, agents or independent contractors.

     (b) Lessee agrees to carry public liability insurance naming Lessor as additional insured to protect Lessor from risks customarily covered by such insurance, in an amount not less than $ 2,000,000 per person and $ 2,000,000 per accident. Lessee shall furnish directly to Lessor certificates evidencing such insurance is in effect continuously during the term of this Lease and such policies shall provide they may not be cancelled on less than thirty (30) days' notice to Lessor. Lessor shall be named as an additional insured under said policy and so identified in the Certificate of Insurance. Lessee also shall carry contents coverage on its contents with a waiver of subrogation clause as to Lessor.

14.  ASSIGNMENT AND SUBLETTING.
     Lessee covenants and agrees not to assign this Lease or sublet the Premises or any part thereof without the prior written consent of Lessor, but such consent shall not be arbitrarily or unreasonably withheld or delayed; provided, however, that Lessee may, without the prior consent of Lessor, assign this Lease or sublease the Premises, in whole or in part, to any corporation or other entity which controls, is controlled by or is under common control with Lessee, or to any corporation into or with which Lessee may be merged or consolidated; provided further, however, that such permitted assignee executes an assumption, in a form reasonably acceptable to Lessor, within fifteen (15) days following any such permitted assignment. Any permitted sublet of the Premises shall not relieve the Lessee of any obligations imposed upon Lessee by this Lease and such sublet shall be on terms and conditions consistent with the provisions of this Lease. Lessee shall deliver to Lessor a true copy of all permitted sublet agreements entered into by Lessee with respect to all or part of the Premises within fifteen (15) days following the execution thereof. In the event the Lease is assigned or the Premises are sublet, Lessee shall nevertheless remain liable for the payment of rent and performance of all of the covenants of this Lease.

15.  FIRE AND OTHER CASUALTY.
     (a) During the term of the Lease (including any renewal term or extension, as the case may be):

          (i) Lessor, at its sole expense, shall maintain in full force and effect standard fire and extended coverage insurance for the buildings and improvements on the Premises in an amount equal to the full replacement value thereof,
          (ii) Lessee shall reimburse Lessor for Lessee's percentage (as defined below) of said standard fire and extended coverage insurance;
          (iii) Lessee, at its sole expense, shall carry insurance for its personal property (including but not limited to its fixtures and inventory) located on the Premises in such amounts as Lessee shall deem appropriate.

          Lessee's Percentages shall be that fraction (expressed as a percentage), the numerator of which is the space in the Premises occupied by the Lessee and the denominator of which is the space in the building (562,500 square feet).

     (b) Lessee agrees promptly to comply with and execute all rules, orders and regulations of the Fire Underwriters Association for the prevent of fires, at Lessee's own cost and expense; provided, however, that if any violation of such rules, orders or regulations are not occasioned by Lessee's use of the Premises, then all costs and expenses shall be borne by Lessor. Lessor represents that the Premises are presently in substantial compliance with all rules, orders and regulations of the Fire Underwriters Association, to the best of Lessor's knowledge. Payment under this clause shall be due within thirty (30) days of delivery of notice thereof to Lessee. If said insurance coverage should escalate due to Lessee's occupancy, the Lessee may elect to provide insurance coverage, at its expense, acceptable to Lessor.

     (c) In case the said Premises shall be so damaged by fire or other cause as to be rendered untenantable, Lessor and Lessee shall have thirty (30) days from date of said casualty to determine the extent of repairs to be done and the time required to perform them.

     (d) Lessor and Lessee agree (to the extent that such agreement does not invalidate coverage under an policy of insurance) that, in the event the Premises, or any part thereof, are damaged or destroyed by fire or other casualty that is covered by insurance of the Lessor or Lessee, or the sublessees, assignees of transferees of Lessee, the rights of any party against the other or against the employees, agents or licensees of any party, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of the coverage of said insurance, Lessor and Lessee further agree that all policies of fire, extended coverage, business interruption and other insurance covering the Premises or the contents therein shall, if possible, provide that the insurance shall not be impaired by virtue of this provision or if the insureds have waived their right of recovery from any person or persons prior to the date and time of loss or damage.

16.  EMINENT DOMAIN.
     In the event of Lessor's receipt of notice by a condemning authority's intention to take by eminent domain a substantial part of the property on which the leased Premises are situated, the rent shall be abated in proportion to the amount of the Premises taken. If the taking of the Project or Premises, or any part thereof, would prevent or materially interfere with Lessee's use of the Premises, Lessee may terminate the Lease by written notice to Lessor. In the event of termination of this Lease as a result of condemnation, Lessee shall have the right to remove all of its property and contents but shall have no right to any part of the condemnation award, judgment or settlement, except for reasonable moving expenses and loss leasehold, if specifically set aside for tenant relocation by the condemning authority. The rent herein provided for shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the rent herein provided for shall be equitably adjusted according to the remaining areas of the Premises.

17.  RIGHT TO ENTER.
     Lessor and its agents shall have the right to enter the Premises at all reasonable hours upon reasonable notice to examine the same, to make any repairs or improvements that it my be obligated to do under the terms of this Lease, to exhibit said Premises for sale, and, at any time within nine (9) calendar months before the expiration of this Lease, to exhibit said Premises for rent and affix upon any suitable part thereof a notice for reletting same. Routine inspections or examinations shall be preceded by a telephone call.

18.  INTENTIONALLY OMITTED.

19.  DEFAULT.
     (a) All covenants and agreements herein made and obligations assumed are to be construed also as conditions and these presents and upon the express condition that if Lessee should fail to pay when due any one of the aforesaid installments of rent, or if either party should fail to perform or observe any of the covenants, agreements, or obligations herein made or assumed, and if such default is not cured within ten (10) days (in the case of rental installments) or thirty
          (30) days (in case of other covenants, agreements or obligations herein made or assumed) after written notice of default, then, and thenceforth, in any of said events, this Lease may be terminated at the option of the non-defaulting party, and said Lessor may immediately re-enter said Premises and repossess and have the same as if Lessor's former estate, and remove therefrom all goods and chattels not thereto properly belonging and expel said Lessee and all other persons who may be in possession of said Premises. In the case of Lessee's default, Lessor shall be entitled to receive from Lessee the difference in rental, if any, between the rental herein reserved for the unexpired portion of the term and any lesser amount which Lessor, in the exercise of reasonable diligence, is able to procure for the unexpired portion of the term. In the case of Lessor's default, Lessee may remove their goods and chattels, vacate the Premises, and upon vacation have no further obligation for rent.

     (b) The right to terminate this Lease as herein set forth is in addition to and not in exhaustion of such other rights that a party hereto has or causes of action that may accrue because of the other party's failure to fulfill, perform or observe the obligations, agreements or covenants of this Lease, and the exercise or pursuit of any of the rights or causes of action that a party hereto might otherwise have; and the defaulting party shall pay all attorney's fees and expenses occasioned by the default or failure to perform any of the obligations, covenants or provisions hereof, incurred in enforcing any of the provisions hereof or any of the rights hereunder.

          Notwithstanding any other provision of this Lease to the contrary, Lessor and Lessee agree that neither the Lessor nor the Lessee shall be liable or responsible for consequential damages.

20.  WAIVER.
     The failure of Lessor or Lessee to insist in any one or more instances upon a strict performance of any of the covenants of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant with respect to any subsequent breach.

21.  RIGHT TO CURE DEFAULT
     Either party shall have the right to cure default of any of the terms, provisions and conditions of this Lease to be performed by the other party after notice thereof has been given as hereinabove provided, or reasonable notice thereof has been given if no specific provision therefor has been made, and default has not been cured within such period of notice or such longer period as is reasonably necessary to remedy such failure to cure, and to charge the defaulting party with the full cost and expense thereof; which amount the defaulting party agrees to pay promptly upon demand.

22.  NOTICES.
     All notices required under this Lease shall be deemed to be properly served if delivered in writing personally or sent by certified mail to Lessor at: 633 THOMPSON LANE, NASHVILLE TN 37204 ATTENTION: GARY KIMBALL and to Lessee at 2200 East Golf Road, Des Plaines, IL 60016, Attn:
     President, or to any other address which either party may designate for such purpose. The date of service of notice served by mail shall be three (3) business days after the date on which said notice is deposited in a post office of the United States Postal Service, properly addressed with sufficient first-class postage pre-paid thereon to carry same to the destination in the foregoing address.

23.  QUIET ENJOYMENT/NON-DISTURBANCE.
     Lessor covenants and agrees with Lessee that upon Lessee's paying said rent and performing all the covenants and conditions aforesaid on Lessee's part to be observed and performed, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised for the term aforesaid. Lessor warrants that it is the holder of the fee title to the Premises and Lessee acknowledges that the Premises are currently subject to a mortgage. Lessor agrees to make commercially reasonable efforts to obtain from Lessor's mortgagee a non-disturbance agreement for Lessee's protection on such terms and conditions as the parties hereto mutually consent, which consent shall not be unreasonably withheld.

     In the event that Lessee is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or fifteen (15) days in any twelve (12) month period (the "Eligibility Period") as a result of any damage or destruction to the Premises or any repair, maintenance or alteration performed by Lessor after the Commencement Date and required or permitted by the Lease, (unless caused by Lessee) which interferes with Lessee's use of the Premises, or any failure to provide utilities, services or access to the Premises or because of an eminent domain proceeding or because of the presence of hazardous substances in, on or around the building, the Premises or the Project which could, in Lessee's business judgment and, taking into account the standards, guidances and recommendations with respect to Hazardous Substances, pose a health risk to occupants of the Premises, then Lessee's rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Lessee is prevented from so conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, and if Lessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Lessee is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Lessee reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such portion of the Premises which was not damaged or destroyed bears to the total rentable area of the Premises, shall be payable by Lessee from the date such business operations commence. If Lessee's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or Lessee's property, Lessee's abatement period shall continue until Lessee has been given sufficient time, and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild, to install its property, furniture, fixtures, and equipment and to move in. To the extent Lessee is entitled to abatement because of an event covered by paragraph 15 [Fire and Other Casualty] or 16 [Eminent Domain], then the Eligibility Period shall not be applicable.

24.  REAL ESTATE TAXES.
     (a) Lessee shall pay to Lessor Lessee's Percentage (Lessee's Percentage shall be that fraction (expressed as a percentage), the numerator of which is the space in the Premises occupied by the Lessee and the denominator of which is the space in the building (562,500 square feet)) of all real property taxes on the Property (including any fee, taxes or assessments against, or as a result of; any tenant improvements installed on the Premises by or for the benefit of the Lessee during the Lease Term, and excluding any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property for the benefit of any other tenant.. Lessee shall make payment to Lessor within 15 days after Lessee receives a written statement from Lessor for such real property tax.

     (b)  DEFINITION OF "REAL PROPERTY TAXES", "Real Property Tax" means:

          (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises;
          (ii) any tax on the Lessor's right to receive, or the receipt of, rent from the Premises;
          (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency;
          (iv) any charge or fee replacing any tax previously included within the definition of real property tax. "Real Property
                  Tax: does not, however, include Lessor's federal or state income, franchise, payroll, inheritance or estate taxes.

     (c) All assessments which are not specifically charged to Lessee because of Lessee's acts, which can be paid by Lessor in installments, shall be paid by Lessor in the maximum number of installments permitted by law (prior to the time that further deferral would result in the imposition of interest or other carrying charge) and charged as Taxes only in the year in which the assessment installment is actually paid;

     (d) JOINT ASSESSMENT. If the Premises are not separately assessed, Lessor shall reasonably determine Lessee's share of the real property tax payable by Lessee from the assessor's worksheets or other reasonably available information. Lessee shall pay such share to Lessor within fifteen (15) days after receipt of Lessor's written statement.

     (e)  PERSONAL PROPERTY TAX.

          (i) Lessee shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee. Lessee shall try to have personal property taxed separately from the Premises;

          (ii) If any of the Lessee's personal property is taxed with the Premises, Lessee shall pay Lessor the taxes for the personal property taxes.

25.  COMMON AREA MAINTENANCE.
     Lessee shall pay Lessor, as additional rental, Lessee's Percentage (as defined below) of all costs of operating and maintaining the common areas applicable to the term of this Lease, including, but not limited to, parking lot and street lighting; repairs and maintenance to the parking lot, including cleaning and striping, snow and ice removal; the costs and expenses of maintaining the landscaped areas (including grass cutting, planting, fertilizer, replacing flowers and shrubbery, and repairs and maintenance to the lawn sprinklers, if any); and electricity, water, and sewer charges for the common areas. Such payment shall be made by Lessee within ten (10) days after receipt of a statement showing the amount due. "Lessee's Percentage" shall be that fraction (expressed as a percentage), the numerator of which is the space in the Premises and the denominator of which is all of Lessor's space in the Project.

     Notwithstanding anything to the contrary in the description of common area maintenance expenses described above, such expenses shall not include:

     (a) all costs and expenditures for which Lessor has a right to be reimbursed, whether by insurance proceeds or otherwise, except through Additional Rent payments by tenants:

     (b) costs for repairs or other work occasioned by fire, windstorm or other casualty for which insurance would at the time of such casualty customarily be carried by a prudent Lessor in the metropolitan area of Nashville;

     (c)  costs of improvements to leasable space in the Project;

     (d)  costs of relocating any tenant;

     (e) costs of capital improvements or capital expenditures (except any capital expenditures made or installed for the purpose of reducing common area maintenance expenses - only to the lesser of (x) the extent of such reductions actually achieved (without regard to the "useful life" of such capital expenditure), or (y) the amortization of the capital expenditure over its useful life;

     (f)  depreciation and amortization;

     (g) interest, points and fees, on debt or amortization on or for any mortgages encumbering the property, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender, lessor or tenant, and all costs incurred in connection with any financing, refinancing or syndication of the Project or building, or any part thereof;

     (h) all costs relating to activities for the solicitation and execution of leases of space in the Project, including but not limited to tenant allowances, space planning fees, legal fees for preparing leases and amendments to leases, rent payable with respect to any leasing office, advertising costs and real estate brokerage and leasing commissions;

     (i) expenses incurred in enforcing obligations of other tenants of the Project;

     (j) costs of decorating, redecorating, or special cleaning of tenant spaces not provided on a regular basis to all tenants of the Project;

     (k) wages, salaries, fees and fringe benefits paid to executive personnel, officers or partners of Lessor;

     (l) The cost of abatement of pollutants and/or hazardous substances or materials;

     (m) Fines and/or penalties incurred due to non-compliance by Lessor or the building or any other tenant in the Project, with any law, governmental rule or regulation or directive of any governmental authority;

     (n) The costs and expenses to Lessor in curing its defaults or performing work expressly provided in the Lease to be borne at Lessor's expense;

     (o) the cost and expenses of correcting defects in equipment in for or of the Premises, building or Project, or in the construction of the building or defects in any other improvements on the Project (as distinguished from repairs thereof in the ordinary course of business due to normal aging of the equipment, building or the other improvement);

     (p) the cost of any work or service performed for any facility other than the Project and the Project systems;

     (q) Any costs representing an amount paid to a person, firm, corporation or other entity related to Lessor, or Lessor's management company, which is in excess of the amount which would have been paid in the absence of such relationship;

     (r) any and all costs related to Hazardous Substances except to the extent caused by Lessee.

     In no event shall the Lessee's portion of common area maintenance during the first year of the Lease Term exceed $0.10 per square foot, and in no event shall Lessee's portion of common area maintenance expenses for any subsequent year increase by more than 5% over Lessee's share of the common area maintenance expenses for the preceding year.

26.  ENTIRE AGREEMENT AND ENFORCEABILITY.
     This Lease contains the entire agreement between Lessor and Lessee. No representations, inducements, promises or agreement between Lessor and Lessee as to the subject matter hereof; and not embodied herein, shall be of any force or effect. If any provision of this Lease shall be unenforceable, the remaining terms and provisions hereof shall not be affected, and shall remain enforceable. If the application of any term or provision of this Lease to any person or circumstances shall to any extent be invalid, unenforceable, or inappropriate, such term or provision shall remain applicable as to those persons, entities or circumstances to which it shall be valid, enforceable and appropriate. Each provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

27.  COUNTERPARTS.
     This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall compromise but a single instrument.

28.  RECORDATION.
     A Memorandum of lease describing the Premises, the term of this Lease, and referring to this Lease, may be recorded by any party, and the other parties to execute such memorandum of Lease.

29.  AMENDMENT.
     This Lease may not be altered, changed or amended, except by instrument in writing and signed by the parties to this Lease. No conduct or statement by Lessor shall constitute a cancellation, termination or modification of this Lease, or a waiver of any provisions hereof, unless evidenced by written instrument duly executed by Lessor.

30.  HOLDING OVER.
     Holding over by Lessee after the term of this Lease shall not be construed to extend the term of the Lease or create any periodic tenancy. in the event of any unauthorized holdingover, Lessee shall indemnify Lessor against all claims for damages by any part to whom Lessor shall have leased all or any portion of the Premises. The rental for any such hold over shall be equal to the then fair market rental for comparable property in Davidson County and Rutherford County, Tennessee.

31.  PAYMENT OF EXPENSES.
     Except as otherwise expressly provided in this Lease, the parties hereto shall bear their own expenses in connection with the execution and performance of this Lease, including legal fees.

32.  BINDING EFFECT: PRONOUNS.
     This Lease shall be binding upon and inure to the benefit of Lessor, its successors and assigns, and shall be binding upon and inure to the benefit of Lessee, its successors and assigns and, to the extent assignments or subletting may be permitted hereby or approved by Lessor hereunder, such assigns or sublessees, as the case may be. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other, wherever appropriate.

33.  TENNESSEE CONTRACT.
     The Lease is declared to be a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee. Time is of the essence of this lease.

34.  PARAGRAPH HEADINGS.
     The paragraph heading throughout the Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of the Lease.

35.  TENANT'S CERTIFICATE.
     Upon the request of Lessor or any lender who holds or will be conveyed a lien against the Premises demised herein, Lessee agrees to furnish "estoppel certifications," (Exhibit "D") regarding the status of the Lease, rent payments, defaults by either party, deposits or rental payments made in advance, any claims for reimbursement by Lessee or Lessee's rights of set-off against accruing rentals and whether Lessee is in occupancy of the Premises and actively conducting its business therein.

36.  SECURITY DEPOSIT.  Intentionally omitted.

37.  BROKER'S FEE.
     When this Lease is signed by and delivered to both Lessor and Lessee, Lessor shall pay a real estate commission to Industrial Real Estate Services LLC (Broker) as provided in the written agreement between Lessor and Industrial Real Estate Services LLC, to be shared with Commercial Property Services, Inc./Grubb & Ellis Company. Lessor shall pay broker a commission if Lessee exercises any option to extend the Lease Term or expand the Premises. Such commission shall be the amount set forth in Lessor's and Broker's commission schedule in effect as of the execution of this Lease. Nothing contained in this lease shall impose any obligation on Lessor or Lessee to pay a commission or fee to any party other than Broker and Commercial Property Services, Inc./Grubb & Ellis Company.

38.  AGENCY DISCLOSURE; NO OTHER BROKERS.
     Lessor and Lessee each warrant that they have dealt with no other real estate brokers (s) in connection with this transaction except:
     Industrial Real Estate Services LLC, who represents Lessor and Grubb & Ellis Company/Commercial Property Services, Inc., who represent Lessee.

39.  OPTION TO RENEW.
     Provided that no Default by Lessee shall be continuing under this Lease, Lessee is hereby granted two options to renew this Lease on the same terms and conditions (except as hereinafter provided) as contained in this Lease, such options each being for a term of five (5) years ("Option Period") commencing immediately after the expiration date of this Lease. Lessee may exercise the option to renew by written notice ("Option Notice") to Lessor no later than 12 months prior to expiration of the Lease Term. The annual rental for each Option Period shall be the Prevailing Rent for industrial/distribution buildings of similar quality and construction in Nashville's Southeast corridor at the time of the Option Notice.

     Lessor shall determine the Prevailing Rent by using its good faith judgment. Lessor shall provide written notice of such amount within 15 days after Lessee sends the Option Notice to Lessor exercising an extension option. Lessee shall have 30 days (the "Lessee's Review Period") after receipt of Lessor's notice of the new rental within which to accept such rental or to reasonably object thereto in writing. If Lessee objects, Lessor and Lessee shall attempt to agree upon such Prevailing Rent, using their best good faith efforts. If Lessor and Lessee fail to reach agreement within 15 days following Lessee's Review Period (the "Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with Subsections (a) through (e) below. Failure of Lessee to so elect in writing within the Lessee's Review Period shall conclusively be deemed its disapproval of the Prevailing Rent determined by Lessor. In the event that Lessor fails to timely generate the initial written notice of Lessor's determination of the Prevailing Rent which triggers the negotiation period of this paragraph 39, then Lessee may commence such negotiations by providing the initial notice, in which event Lessor shall have 15 days ("Lessor's Review Period") after receipt of Lessee's notice of the new rental within which to accept such rental. In the event Lessor does not affirmatively in writing consent to Lessee's proposed rental, such proposed rental shall be deemed rejected and Lessor and Lessee shall attempt in good faith to agree upon such Prevailing Rent, using their best good faith efforts. If Lessor and Lessee fail to reach agreement within 15 days following Lessor's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Prevailing Rent and such determination shall be submitted to arbitration in accordance with subsections (a) through
     (d) below.

     (a) Lessor and Lessee shall meet with each other within 10 business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence.
          If Lessor and Lessee do not mutually agree upon the Prevailing Rent within 5 business days of the exchange and opening of envelopes, then, within 10 business days of the exchange and opening of envelopes Lessor and Lessee shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the 5-year period ending on the date of such appointment in the leasing of industrial/distribution properties in the Nashville metropolitan area. Neither Lessor nor Lessee shall consult with such broker as to his or her opinion as to Prevailing Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Lessor's or Lessee's submitted Prevailing Rent for the Premises is the closest to the actual Prevailing Rent for the Premises as determined by the arbitrator, taking into account the requirements of this provision regarding same. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.

     (b) The arbitrator shall, within 30 days of his or her appointment, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Prevailing Rent, and shall notify Lessor and Lessee of such determination.

     (c) The decision of the arbitrator shall be binding upon Lessor and Lessee, except as provided below.

     (d)  The cost of arbitration shall be paid by Lessor and Lessee equally.


40.  RIGHT OF FIRST REFUSAL.
     If at any time during the first five years of the term of this Lease, Lessor shall receive a BONA FIDE offer from any third party to lease any available space adjacent to the Premises which Lessor is willing to accept, Lessor shall notify Lessee and Lessee shall have the right, within ten (10) days of receipt of the notice to accept the terms of the offer in writing and within sixty (60) days thereafter to lease the available premises under the rent terms specified in Lessor's offer and otherwise under all of the terms, including but not limited to the Term of this Lease, specified in this Lease. This Right of First Refusal is continuing so long as Lessee is not in default under this Lease and is in addition to Lessee's option to acquire additional space under Paragraph 41.

41.  EXPANSION OPTION.
     Lessor hereby grants to Lessee the option to expand the Premises and lease up to an additional 56,250 square feet of space to be constructed by Lessor contiguous to the Premises ("Expansion Option"). Lessee may exercise the Expansion Option only by 6 months' written notice thereof, that Lessee desires to occupy the Expansion Option space commencing May 1, 2003. The rate of annual rent payable for the Expansion Option space shall be the same rate per square foot as then in effect for the initially leased portion of the Premises. Lessor shall construct and improve the Expansion Option space to at least the building standard level for the building and tenant improvement work, as it applies to warehouse space.

42.  CANCELLATION OPTION.
     Lessee shall have the sole option to terminate the Lease at the end of the fifth year of the lease term (i.e., as of April 30, 2003) upon one year's prior written notice to Lessor. If Lessee elects to exercise this option it shall pay to Lessor with its final rental payment an amount of $390,682 which represents all unamortized costs including tenant improvement construction costs, fees, commissions, etc.

IN WITNESS WHEREOF, the respective parties hereto have entered into this Lease as of the Effective Date.

LESSOR:   Ozburn-Hessey Storage Co.       LESSEE:  United Stationers Supply Co.


By:                                       By:

Its:                                      Its:

Date:                                     Date:

STATE OF TENNESSEE   )
                     )
COUNTY OF DAVIDSON   )

     Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared ________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged herself to be the __________________________ the within named bargainor, a corporation, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.

     Witness my hand and official seal at Nashville, Tennessee, this ______ day
of       , 1997.

                                             Notary Public
                                             My Commission expires:

STATE OF  ILLINOIS )
                   )
COUNTY OF COOK.    )

      Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared DANIEL H. BUSHELL, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the EXECUTIVE VICE PRESIDENT AND CFO of United Stationers Supply Co., the within named bargainor, a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

      Witness my hand and official seal at Des Plaines, Illinois this _____
day of                   , 1997.

                                             Notary Public
                                             My Commission expires:
                                                                    ___________